UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2014

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K,
Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 3, 2014, CytoSorbents Corporation, a Delaware corporation (“CytoSorbents DE” or, after giving effect to the Reincorporation Merger (defined below) the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CytoSorbents Corporation, a Nevada Corporation and then-parent company of the Company (“CytoSorbents NV”), pursuant to which CytoSorbents NV would merge with and into CytoSorbents DE for the sole purpose of reincorporating CytoSorbents NV in the State of Delaware (the “Reincorporation Merger”). The Reincorporation Merger and the Merger Agreement were approved by the Board of Directors and sole stockholder of CytoSorbents DE, and by the Board of Directors and a majority of stockholders of CytoSorbents NV. The Reincorporation Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

At 5:30 p.m. EST on December 3, 2014 (the “Effective Time”), CytoSorbents DE and CytoSorbentsNV effected the Reincorporation Merger thereby changing the state of incorporation of the Company from the State of Nevada to the State of Delaware pursuant to the Merger Agreement. The Reincorporation Merger was accomplished by the filing of (i) articles of merger with the Secretary of State of the State of Nevada (the “Nevada Articles of Merger”) and (ii) a certificate of merger (the “Delaware Certificate of Merger”) and the amended and restated certificate of incorporation of the Company (the “Amended and Restated Charter”) with the Secretary of State of the State of Delaware. Pursuant to the Merger Agreement, the bylaws of CytoSorbents DE are bylaws of the Company following the Reincorporation Merger (the “Bylaws”). The Nevada Articles of Merger, the Delaware Certificate of Merger, the Amended and Restated Charter and the Bylaws are attached as Exhibits 3(i).2, 3(i).3, 3(i).4 and 3(ii).1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Upon the Effective Time (i) CytoSorbents NV merged with and into the CytoSorbents DE, (ii) the separate corporate existence of CytoSorbents NV ceased to exist, (iii) the CytoSorbents DE (now the “Company”) is the surviving corporation of the Reincorporation Merger, (iv) each share of common stock of CytoSorbents NV, $0.001 par value per share (the “NV Common Stock”) outstanding immediately prior to the Effective Time was converted into one fully-paid and non-assessable share of common stock of the Company, $0.001 par value per share (the “Common Stock”), and (v) in lieu of any fractional shares to which a holder of the Company’s Common Stock would have been entitled following the Effective Time, such fractional share was automatically rounded up to the next whole share.

As a result of the Reincorporation Merger, the Company’s affairs ceased to be governed by the Nevada Revised Statutes, and became subject to the General Corporation Law of the State of Delaware. The Reincorporation Merger did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation Merger. The Reincorporation Merger also did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger) of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On December 3, 2014, immediately prior to the Effective Time of the Reincorporation Merger, and pursuant to approval of a majority of its stockholders, CytoSorbents NV (i) effected a reverse stock split of the NV Common Stock on a twenty-five-for-one basis (the “Reverse Split”), (ii) reduced the total number of authorized shares of the NV Common Stock from 800,000,000 to 50,000,000, and (iii) reduced the total number of authorized shares of its undesignated preferred stock, par value $0.001 per share (the “NV Preferred Stock”) from 100,000,000 to 5,000,000. The Reverse Split affected all holders of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except pursuant to the terms of the Reverse Split, any fractional share amount resulting from the Reverse Split was automatically rounded up to the next whole share amount. The Company anticipates that its Common Stock will begin trading on a post-split basis at market open on or about December 5, 2014.

The Certificate of Amendment to the Articles of Incorporation is attached as Exhibit 3(i).1 to this Current Report on Form 8-K and incorporated by reference herein.

The Company has applied to list its common stock, after giving effect to the Reverse Split and Reincorporation Merger, on the NASDAQ Capital Market (“NASDAQ”).  Approval of the Company’s application is subject to NASDAQ’s listing standards and review procedures.  There can be no assurances that the Company’s stock will be approved for listing on NASDAQ.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 3, 2014, between CytoSorbents Corporation, a Nevada Corporation, and CytoSorbents Corporation, a Delaware Corporation.
3(i).1	Certificate of Amendment to the Articles of Incorporation
3(i).2	Nevada Articles of Merger
3(i).3	Delaware Certificate of Merger
3(i).4	First Amended and Restated Certificate of Incorporation of CytoSorbents Corporation, a Delaware Corporation.
3(ii).1	Bylaws of CytoSorbents Corporation, a Delaware Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2014	CYTOSORBENTS CORPORATION
	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer